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                                                                     EXHIBIT 2.5

                                FIRST AMENDMENT
                                       TO
                            ASSET PURCHASE AGREEMENT

     This First Amendment (the "Amendment") to the Asset Purchase Agreement (the "Agreement") dated February 12, 1997, by and among AMRE, Inc., Facelifters Home Systems, Inc., American Remodeling, Inc. and U.S. Remodelers, Inc., is made as of April 3, 1997.

     WHEREAS, the parties entered into the Agreement whereby Purchaser would acquire certain assets of Sellers; and

     WHEREAS, in preparation for the Closing certain determinations have been made with respect to the Business Assets which the parties desire to acknowledge;

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the above recitals, which constitute a part of this Agreement, the mutual promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Sellers, intending to be legally bound hereby, agree as follows:

     1. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

     2. A new Section 1.9A shall be added to the Agreement, to read in its entirety as follows:

          "1.9A "Loan Documents" shall mean (a) the Economic Development Revolving Loan Fund Agreement dated as of February 12, 1995, by and between the Department of Housing and Community Development and the Industrial Development Authority of the County of Charles City, Virginia,
     (b) the Economic Development Revolving Loan Fund Loan Agreement dated as of April 1, 1995, by and between Facelifters and the Industrial Development Authority of the County of Charles City, Virginia, (c) the Security Agreement dated as of April 1, 1995, by and between Facelifters and the Industrial Development Authority of the County of Charles City, Virginia, (d) a Promissory Note dated as of April 7, 1995, by Facelifters in favor of the Industrial Development Authority of the County of Charles City, Virginia, (e) an Amendment to Financing Statement (950407-7743) filed on April 7, 1995, executed by Central Fidelity National Bank and Facelifters, and amending an Original Financing Statement (941109-7147) filed on November 9, 1994 and executed by Central Fidelity National Bank and Facelifters, (f) an Original Financing Statement (950407-7742) filed on April 7, 1995 and executed by Facelifters, (g) Loan Agreement dated as of September 23, 1994, by and between Facelifters and Central Fidelity National Bank, (h) Commercial Note dated as of October 20, 1994, by Facelifters in favor of Central Fidelity National Bank, (i) Original Financing Statement (941109-7147) filed on November 9, 1994 and executed by Central Fidelity National Bank and Facelifters, (j) Security Agreement dated July 28, 1994 by and

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     between Facelifters Home Systems, Inc., a New York corporation, and
     Central Fidelity National Bank, (k) the Lease-Purchase Agreement dated as of February 16, 1994, by and between Charles City County, Virginia, and Facelifters, and (l) Letter Agreement dated effective as of May 18, 1995, between Facelifters and Charles City County relating to Reconstruction of Parking/Loading Areas, Contract with Brooks & Company General Contractors, Inc., as modified by the letter dated February 23, 1996, and accompanying payment schedule, to Facelifters from Randolph, Boyd, Cherry and Vaughan.

     3. Section 3.1(c) of the Agreement is amended to read in its entirety as follows:

          "(c) Trademark and Trade Name. All right, title and interest of the Sellers or any of their subsidiaries in the trademarks, service marks and trade names "Facelifters," "Facelifters Home Systems" and all related trademarks and trade names and any goodwill of the business associated therewith (collectively, "Trademarks")."

     4. A new Section 3.3(c) is added to the Agreement, to read in its entirety as follows:

          "(c) Assumption of Certain Debt and/or Lease Obligations. Purchaser will assume any and all obligations of any and all Sellers under or related to the Loan Documents. Purchaser shall use its reasonable best efforts to obtain releases from all parties (other than Sellers) to the Loan Documents and any related guaranties in favor of Sellers in connection with Purchaser's assumption of the obligations under and related to the Loan Documents."

     5. A new Section 3.11 is added to the Agreement, to read in its entirety as follows:

          "3.11 Sellers' Release of Preferences. Sellers shall release any and all preference claims against the parties to the Loan Documents (other than Sellers and Purchaser) with respect to the obligations that Purchaser assumes pursuant to Section 3.3(c)."

     6. Section 4.1 to the Agreement is hereby amended to read in its entirety as follows:

          "4.1 Corporate Existence and Good Standing. Each of AMRE and Facelifters is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, and ARI is a corporation duly organized, validly existing and in good standing under the laws of the state of Texas, and each of AMRE, ARI and Facelifters has all necessary corporate power and authority to execute, deliver and perform this Agreement and all other documents executed and delivered or to be executed and delivered by it pursuant to this Agreement."

     7. A new Section 6.3 is added to the Agreement, to read in its entirety as follows:

          "6.3 Additional Undertakings of Sellers at Closing. As of the Closing Date, Sellers will (a) pay any and all overdue personal property taxes and real estate taxes owed to any taxing authority in Charles City County and
     (b) pay all amounts due through the Closing Date on the agreements specified in subsections (a) and (b) of Section 1.9A."

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     8. The Exhibits to the Agreement are replaced in their entirety by the
Exhibits attached to this Amendment.

     9. The Agreement, as amended by this Amendment, is hereby ratified and confirmed to be in full force and effect as of the date hereof.

     10. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed on its behalf by its representative thereunto duly authorized, all as of the 3rd day of April, 1997.


                                        AMRE, INC.



                                        By: /s/ J. GREGG PRITCHARD
                                           ----------------------------------
                                           Name: J. Gregg Pritchard
                                                -----------------------------
                                           Title: President
                                                 ----------------------------


                                        FACELIFTERS HOME SYSTEMS, INC.



                                        By: /s/ J. GREGG PRITCHARD
                                           ----------------------------------
                                           Name: J. Gregg Pritchard
                                                -----------------------------
                                           Title: President
                                                 ----------------------------


                                        AMERICAN REMODELING, INC.



                                        By: /s/ J. GREGG PRITCHARD
                                           ----------------------------------
                                           Name: J. Gregg Pritchard
                                                -----------------------------
                                           Title: President
                                                 ----------------------------


                                        U.S. REMODELERS, INC.



                                        By: /s/ MURRAY H. GROSS
                                           ----------------------------------
                                           Name: Murray H. Gross
                                                -----------------------------
                                           Title: President
                                                 ----------------------------


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                               OMITTED SCHEDULES
                             U.S. REMODELERS, INC.
                                FIRST AMENDMENT
                                       TO
                            ASSET PURCHASE AGREEMENT


SCHEDULE                                         CONTENTS

Exhibit A                       Sales Offices of the Debtors from which
                                U.S. Remodelers, Inc. purchased assets.

Exhibit B                       Furniture, fixtures, and equipment purchased by
                                U.S. Remodelers, Inc. pursuant to the Asset
                                Purchase Agreement.

Exhibit C                       Real property and equipment leases to be
                                assumed by U.S. Remodelers, Inc.


The Registrant hereby agrees to provide supplemental copies of any and all of the above omitted schedules should the Commission so request.